UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 18, 2011

FBL Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Iowa	1-11917	42-1411715
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5400 University Avenue, West Des Moines, Iowa		50266-5997
(Address of principal executive offices)		(Zip Code)

(515) 225-5400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders
FBL Financial Group's Annual Meeting was held on May 18, 2011. The matters that were voted upon are set forth below.

Proposal 1: Election of Directors
Class A and Series B Preferred Shareholders elected eight Class A directors to the Board of Directors to serve terms expiring at the annual meeting in 2012.

Director Name	For	Withheld
Roger K. Brooks	34,097,735	2,611,931
Jerry L. Chicoine	36,508,363	201,303
Tim H. Gill	36,503,489	206,177
Robert H. Hanson	36,516,223	193,443
James E. Hohmann	35,962,399	747,267
Paul E. Larson	36,353,301	356,365
Edward W. Mehrer	36,495,212	214,454
John E. Walker	36,398,622	311,044
Broker non-votes totaled 911,608.

Class B Shareholders elected five Class B directors to the Board of Directors to serve terms expiring at the annual meeting in 2012.

Director Name	For	Withheld
Steve L. Baccus	1,167,490	25,500
Craig D. Hill	1,167,490	25,500
Craig A. Lang	1,167,490	25,500
Kevin G. Rogers	1,167,490	25,500
Scott E. VanderWal	1,167,490	25,500

Proposal 2: Approve by Non-Binding Vote, Executive Compensation
Shareholders approved executive compensation.

For	Against	Abstain
37,373,047	412,237	117,372
Broker non-votes totaled 911,608

Proposal 3: Recommend, by Non-Binding Vote, the Frequency of Executive Compensation Votes
Shareholders approved a one year frequency for executive compensation votes.

One Year	Two Years	Three Years	Abstain
36,960,441	53,726	853,915	34,574

Proposal 4: Approve an Amendment to the Articles of Incorporation Allowing Certain Changes in the Number of Directors
Shareholders approved the amendment to the articles of incorporation.

For	Against	Abstain
33,281,183	5,469,360	63,721

Proposal 5: Ratification of the Appointment of Ernst & Young LLP as Independent Registered Public Accountants
Shareholders ratified the appointment of Ernst & Young LLP as independent registered public accounting firm for 2011.

For	Against	Abstain
38,680,123	104,773	29,368

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FBL FINANCIAL GROUP, INC.
(Registrant)

Date: May 18, 2011

/s/ James P. Brannen
James P. Brannen
Chief Financial Officer